ITEM 9.01 (b) — Unaudited Pro Forma Condensed Combined Consolidated Financial Information

On February 1, 2017, Novation Companies, Inc. (“Novation” or the “Company”) entered into a Stock Purchase Agreement (as amended, the “HCS Purchase Agreement”) with Novation Holding, Inc., a wholly-owned subsidiary of the Company (“NHI”), Healthcare Staffing, Inc. (“HCS”) and Butler America, LLC, the owner of HCS (“Butler”). Pursuant to the HCS Purchase Agreement, NHI agreed to purchase from Butler all outstanding capital stock of HCS for $24.0 million in cash, subject to terms and conditions as provided therein (the “HCS Acquisition”). The HCS Purchase Agreement was amended on July 27, 2017, under the terms of a Closing Agreement, dated as of the same date, entered into in connection with the anticipated closing of the HCS Acquisition. The HCS Acquisition was completed on July 27, 2017, as described in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on August 2, 2017.

The following unaudited pro forma condensed combined consolidated financial information is based on the separate historical financial statements of the Company and HCS to illustrate the effect of the HCS Acquisition and gives effect to the assumptions and pro forma adjustments described below and in the accompanying notes to the unaudited pro forma condensed combined consolidated financial statements. The unaudited pro forma condensed combined consolidated balance sheet represents the combined balance sheets of the Company and HCS as of June 30, 2017 and gives effect to the HCS Acquisition as if it had occurred on that date. The pro forma condensed combined consolidated statements of operations represent the combined results of the Company and HCS for the year ended December 31, 2016 and for the six months ended June 30, 2017 as if the HCS Acquisition had occurred on January 1, 2016. The Company prepared the unaudited pro forma condensed combined consolidated financial statements using the acquisition method of accounting.

The unaudited pro forma condensed combined consolidated balance sheet and statements of operations are presented for informational and illustrative purposes in accordance with the rules and regulations of the SEC, and are not necessarily indicative of the financial position or operating results that would have occurred if the HCS Acquisition had occurred as of the date or during the periods presented nor is it necessarily indicative of the future financial position or operating results of the combined companies. The unaudited pro forma condensed combined consolidated balance sheet and statements of operations and the accompanying notes should be read in conjunction with the historical:

•
audited consolidated financial statements of the Company and the related notes for the year ended December 31, 2016 included in the Company’s Annual Report on Form 10-K filed with the SEC on October 26, 2017;

•
unaudited consolidated financial statements of the Company and the related notes for the quarterly and six month periods ended on June 30, 2017 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 21, 2017;

•
historical audited financial statements of HCS and the related notes as of and for the years ended January 1, 2017 and December 27, 2015, which are included as Exhibit 99.1 to this Current Report on Form 8-K/A; and

•
unaudited condensed financial statements of HCS and the related notes as of and for the six months ended July 2, 2017 and June 26, 2016, which are included as Exhibit 99.2 to this Current Report on Form 8-K/A.

The historical consolidated financial information has been combined and adjusted to give effect to the pro forma events that are directly attributable to the HCS Acquisition, expected to have a continuing impact on the combined results, and are factually supportable to reflect, on a pro forma basis, the impact of the transaction on the historical financial information. The significant pro forma adjustments recognized:

•
the base purchase price of $24.0 million, plus a positive working capital adjustment of $1.1 million, plus a $0.1 million extension fee, and a contingent liability related to the payment of past due payroll taxes of $0.4 million, reduced by previously past due payroll taxes of $1.6 million;

•	$20.5 million of intangible assets and associated amortization expense related to acquisition accounting adjustments in the HCS Acquisition; and

•	a decrease in selling, general and administrative expenses for non-recurring transaction-related expenses.

NOVATION COMPANIES, INC.

PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
JUNE 30, 2017
(Unaudited, In Thousands)

	As Reported Prior to HCS Acquisition		Pro Forma
	HCS	Novation	Adjustments		Adjusted
Assets
Current
Cash and cash equivalents	$281	$32,263	$(23,747)	(1)	$8,797
Marketable securities	—	8,995	—		8,995
Accounts receivable	5,535	—	—		5,535
Other	153	223	164	(2)	540
Current assets of discontinued operations	—	407	—		407
Total	5,969	41,888	(23,583)		24,274

Intangible and other
Goodwill	—	—	11,872	(3)	11,872
Customer relationships	—	—	6,895	(3)	6,895
Tradename	—	—	1,147	(3)	1,147
Non-compete	—	—	627	(3)	627
Other	600	203	—		803
Total	600	203	20,541		21,344

Total assets	$6,569	$42,091	$(3,042)		$45,618

Liabilities and Shareholders’ Equity (Deficit)
Liabilities
Current
Accounts payable and accrued expenses	$4,767	$2,829	$(2,368)	(4)	$5,228
Other	423	—	400	(4)	823
Total	5,190	2,829	(1,968)		6,051
Non-current	305	73	—		378
Total liabilities not subject to compromise	5,495	2,902	(1,968)		6,429
Liabilities subject to compromise	—	93,016	—		93,016

Total	5,495	95,918	(1,968)		99,445

Shareholders’ equity (deficit)	1,074	(53,827)	(1,074)	(5)	(53,827)

Total liabilities and shareholders’ equity (deficit)	$6,569	$42,091	$(3,042)		$45,618

See accompanying notes to the pro forma condensed combined consolidated financial statements (unaudited).

NOVATION COMPANIES, INC.
PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2016
(Unaudited, In Thousands, Except Share and Per Share Amounts)

	As Reported Prior to HCS Acquisition		Pro Forma
	Novation	HCS	Adjustments		Adjusted
Service fee income	$—	$55,161	$—		$55,161
Cost of services	—	48,312	—		48,312
Selling, general and administrative expenses	4,367	4,415	1,148	(6)	9,930
Operating income (loss)	(4,367)	2,434	(1,148)		(3,081)

Other income (expense):
Investment income - mortgage securities	5,060	—	—		5,060
Reorganization items, net	667	—	—		667
Interest expense	(3,606)	(478)	393	(7)	(3,691)
Other	5,472	(2,217)	1,672	(8)	4,927
Total other income (expense)	7,593	(2,695)	2,065		6,963

Income (loss) from continuing operations	3,226	(261)	917		3,882
Income tax benefit	(21)	—	—		(21)

Net income (loss) from continuing operations	3,247	(261)	917		3,903
Income from discontinued operations	1,966	—	—		1,966

Net income (loss)	$5,213	$(261)	$917		$5,869

Earnings per share - basic and diluted	$0.06				$0.06
Weighted average shares outstanding - basic and diluted	91,905,941				91,905,941

NOVATION COMPANIES, INC.
PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2017
(Unaudited, In Thousands Except Share and Per Share Amounts)

	As Reported Prior to HCS Acquisition		Pro Forma
	Novation	HCS	Adjustments		Adjusted
Service fee income	$—	$30,498	$—		$30,498
Cost of services	—	26,795	—		26,795
Selling, general and administrative expenses	1,793	2,156	253	(6)	4,202
Operating income (loss)	(1,793)	1,547	(253)		(499)

Other income (expense):
Investment income - mortgage securities	1,819	—	—		1,819
Reorganization items, net	(3,056)	—	—		(3,056)
Interest expense	(2,084)	(12)	—		(2,096)
Other	306	(918)	918	(8)	306
Total other income (expense)	(3,015)	(930)	918		(3,027)

Income (loss) from continuing operations	(4,808)	617	665		(3,526)
Income tax expense	14	—	—		14

Net income (loss) from continuing operations	(4,822)	617	665		(3,540)
Income from discontinued operations	1,020	—	—		1,020

Net income (loss)	$(3,802)	$617	$665		$(2,520)

Loss per share - basic and diluted	$(0.04)				$(0.03)
Weighted average shares outstanding - basic and diluted	92,778,583				92,778,583

See accompanying notes to the pro forma condensed combined consolidated financial statements (unaudited).

NOVATION COMPANIES, INC.

NOTES TO PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Note 1 — Basis of Presentation

On July 27, 2017, the Company, through its wholly-owned subsidiary NHI, completed the HCS Acquisition pursuant to the terms of the HCS Purchase Agreement. Consideration for the HCS Acquisition included $25,200,000 in cash and a contingent payable to Butler with an estimated amount of $400,000 less the assumption of liabilities of $1,617,000. The contingent payable to Butler is an obligation of the Company and therefore was recorded as a liability in the Company’s financial statements. Using the acquisition method of accounting, the Company allocated the consideration to the acquired assets and assumed liabilities as follows, in thousands:

Cash	$247
Accounts receivable	6,680
Other current assets	59
Property and equipment	581
Accounts payable and accrued expenses	(3,043)
Debt	(693)
Goodwill	11,483
Intangible assets:
Customer relationships	6,895
Tradename	1,147
Non-compete	627
Total intangibles	8,669

Total consideration	$23,983

Note 2 — Pro Forma Adjustments

Adjustments to unaudited pro forma condensed combined consolidated balance sheet:

(1)	Net cash paid at closing Butler consisting of:

Base purchase price	$24,000
Working capital adjustment	1,100
Extension fee	100
Butler's portion of representations and warranties insurance premium	(130)
Obligations of Butler retained by HCS	(1,617)

Paid to Butler	23,453

Representations and warranties insurance premium	294

Total	$23,747

(2)	Net premium paid for representations and warranties insurance.

(3)
Allocation of purchase price to intangible assets. Goodwill was originally calculated on working capital as of July 26, 2017. The goodwill balance reflected was calculated based on a different working capital balance using an earlier date.

(4)
At closing, a portion of the cash proceeds to Butler were used to pay a portion of HCS's delinquent payroll taxes. In addition, HCS has filed a plan with the Internal Revenue Service for the abatement of a portion of the remaining delinquent taxes and related penalties and interest. In the event the abatement is successful, the Company is obligated to pay a portion of the abated taxes, penalties and interest to Butler.

Cash payments for delinquent payroll taxes	$2,012
Reduction of payroll tax, penalties and interest due based on expected resolution of abatement request	356
$2,368
Estimated contingent obligation to Butler for abated payroll tax, penalties and interest	$400

(5)	Elimination of HCS historical equity.

Adjustments to unaudited pro forma condensed combined consolidated statement of operations:

(6)		Year Ended December 31, 2016	Six Months Ended June 30, 2017
	Increase (decrease) in selling, general and administrative expenses for:
	Amortization of intangible assets - customer relationships and non-compete agreement	$1,194	$597
	Amortization of prepaid representations and warranty premium	55	27
	Acquisition costs	(101)	(371)
		$1,148	$253

(7) Elimination of interest expense on allocated portion of Butler’s revolving line of credit. No elimination is necessary in
2017 as the line of credit was repaid in early January.

(8)	Elimination of management fee charged by Butler to HCS.